                                                                    Exhibit 10.1

                           MTI TECHNOLOGY CORPORATION

                           CHANGE OF CONTROL AGREEMENT

         This Agreement (the "Agreement") is made and entered into as of FEBRUARY 10, 2005_ (the "Effective Date"), between MTI TECHNOLOGY CORPORATION, a corporation organized under the laws of the State of Delaware (the "Company"), and TODD WILLIAMS (the "Employee").

                                    RECITALS

         A. Employee was named by MTI on or about FEBRUARY 10, 2005, as the Company's VICE PRESIDENT, CORPORATE CONTROLLER AND PRINCIPAL ACCOUNTING OFFICER.

         B. The Board of Directors of the Company (the "Board") recognizes that the possibility of a Change in Control (as hereinafter defined) exists and that the threat or the occurrence of a Change in Control can result in significant distractions to its key personnel because of the uncertainties inherent in such a situation;

         C. The Board has determined that it is essential and in the best interest of the Company and its stockholders to retain the services of the Employee in the event of a threat or occurrence of a Change in Control and to ensure the Employee's continued dedication and efforts in such event without undue concern for the Employee's personal, financial and employment security; and

         D. In order to induce the Employee to continue employment with the Company, as well as to remain with the Company in the event of a threat or the occurrence of a Change in Control, the Company desires to enter into this Agreement with the Employee to provide the Employee with certain benefits in the event that the Employee's employment is terminated as a result of, or in connection with, a Change in Control.

                                    AGREEMENT

         In consideration of the respective agreements of the parties contained herein, it is agreed as follows:

         1. Term Of Agreement. This Agreement shall commence as of the Effective Date and shall continue in effect until one (1) year after the Effective Date; provided, however, that commencing on each anniversary of the Effective Date, the term of this Agreement shall automatically be extended for one (1) year unless the Company or the Employee shall have given written notice to the other at least ninety (90) days prior thereto that the term of this Agreement shall not be so extended; and provided, further, however, that notwithstanding any such notice by the Company not to extend, the term of this Agreement shall not expire prior to the expiration of twelve (12) months after the occurrence of a Change in Control.

         2. Definitions.

                  2.1. Accrued Compensation. For purposes of this Agreement, "Accrued Compensation" shall mean an amount which shall include all amounts earned or accrued through the "Termination Date" (as hereinafter defined) but not paid as of the Termination Date, including (i) base salary, (ii) reimbursement for reasonable and necessary expenses incurred by the Employee on behalf of the Company during the period ending on the Termination Date, (iii) accrued, but unused vacation pay and (iv) bonuses and incentive compensation (other than the Pro Rata Bonus (as hereinafter defined)).

                  2.2. Base Amount. For purposes of this Agreement, "Base Amount" shall mean the greater of the Employee's annual base salary (a) at the rate in effect on the Termination Date or (b) at the highest rate in effect at any time during the ninety (90) day period prior to the Change in Control, and shall include all amounts of base salary that are deferred under the Employee benefit plans of the Company or any other agreement or arrangement.

                  2.3. Bonus Amount. For purposes of this Agreement, "Bonus Amount" shall mean 100% of the annual bonus payable to the Employee under any bonus program applicable to Employee for the fiscal year in which the Termination Date occurs.

                  2.4. Cause. The Company may terminate this Agreement for Cause at any time upon written notice. For purposes of this Agreement, the term "Cause" shall mean: (i) a material breach of any term of this Agreement and failure to cure such breach within ten (10) days after written notice thereof from the Company; (ii) the failure by Employee to perform his duties for the Company (other than any such failure resulting from his incapacity due to death or physical or mental illness); (iii) the failure by Employee to follow the reasonable instructions of the President or Board of Directors; (iv) the Employee's engaging in misconduct that is materially injurious to the Company, monetarily or otherwise; (v) Employee's final conviction for fraud or of any felony; or (vi) Employee's use of illegal drugs and/or abuse of alcohol; provided, however, that as to alcohol abuse, Employee shall be given notice and a thirty (30) day opportunity to remedy the problem.

                  2.5. Change In Control.

                           (a) For purposes of this Agreement, "Change of
Control" shall mean:

any "person" as such term is defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than (1) a trustee or other fiduciary holding securities under an Employee benefit plan of the Company, (2) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, or (3) any current beneficial stockholder or group, as defined by Rule 13d-5 of the Exchange Act, of securities possessing more than twenty-five percent (25%) of the total combined voting power of the Company's outstanding securities, hereafter becomes the "beneficial owner," as defined in Rule 13d-3 under of the Exchange Act, directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the total combined voting power of the Company's then outstanding securities; or

during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least eighty percent (80%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company, in one transaction or a series of transactions, of all or substantially all of the Company's assets; or

the sale of substantially all of the Company's assets.

                  2.6. Company. For purposes of this Agreement, the "Company" shall mean MTI Technology Corporation and its Subsidiaries and shall include MTI's Successors and Assigns (as hereinafter defined).

                  2.7. Disability. For purposes of this Agreement, "Disability" shall mean a physical or mental impairment that limits a major life activity of the Employee and cannot be reasonably accommodated without undue hardship to the Company.

                  2.8. Good Reason.

                           (a) For purposes of this Agreement, "Good Reason"
shall mean any of the events or conditions described in the following subsections:

                                    (i) a change in the Employee's status,
         title, position or responsibilities (including reporting responsibilities) that represents an adverse change from the Employee's status, title, position or responsibilities as in effect at any time within ninety (90) days preceding the date of a Change in Control or at any time thereafter; the assignment to the Employee of any duties or responsibilities that are inconsistent with the Employee's status, title, position or responsibilities as in effect at any time within ninety (90) days preceding the date of a Change in Control or at any time thereafter; or any removal of the Employee from or failure to reappoint or reelect the Employee to any of such offices or positions, except in connection with the termination of the Employee's employment for Disability, Cause, as a result of the Employee's death or by the Employee;

                                    (ii) a reduction in the Employee's base
         salary or any failure to pay the Employee any compensation or benefits to which the Employee is entitled within ten (10) days after receipt of written notice from Employee;

                                    (iii) the Company's requiring the Employee
         to be based at any place outside a 50-mile radius of MTI Technology's headquarters, except for reasonably required travel on the Company's business which is not materially greater than such travel requirements prior to the Change in Control;

                                    (iv) the failure by the Company to (A)
         continue in effect (without reduction in benefit level and/or reward opportunities) any material compensation or Employee benefit plan in which the Employee was participating at any time within ninety (90) days preceding the date of a Change in Control or at any time thereafter unless such plan is replaced with a plan that provides substantially equivalent compensation or benefits to the Employee, or
         (B) provide the Employee with compensation and benefits, in the aggregate, at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each other Employee benefit plan, program and practice in which the Employee was participating at any time within ninety (90) days preceding the date of a Change in Control or at any time thereafter;

                                    (v) the insolvency or the filing (by any
         party, including the Company) of a petition for bankruptcy of the Company, which petition is not dismissed within sixty (60) days;

                                    (vi) any material breach by the Company of
         any provision of this Agreement, and failure of the Company to cure such breach within thirty (30) days from the Company's receipt of written notice from the Employee setting forth the nature of the alleged breach;

                                    (vii) any purported termination of the
         Employee's employment for Cause by the Company which does not comply with the terms of Section 2.4; or

                                    (viii) the failure of the Company to obtain
         an agreement, satisfactory to the Employee, from any Successors and Assigns to assume and agree to perform this Agreement, as contemplated in Section 6 hereof.

                  (b) The Employee's right to terminate the Employee's employment pursuant to this Section 2.8 shall not be affected by the Employee's incapacity due to physical or mental illness.

                  2.9. Notice Of Termination. For purposes of this Agreement, "Notice of Termination" shall mean a written notice of termination of the Employee's employment from the Company, which notice indicates the date on which termination is to be effective, the specific termination provision in this Agreement relied upon and which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated.

                  2.10. Pro Rata Bonus. For purposes of this Agreement, "Pro Rata Bonus" shall mean an amount equal to the Bonus Amount multiplied by a fraction the numerator of which is the number of days in the fiscal year through the Termination Date and the denominator of which is 365.

                  2.11. Successors And Assigns. For purposes of this Agreement, "Successors and Assigns" shall mean a corporation or other entity acquiring all or substantially all of the assets and business of the Company (including this Agreement) whether by operation of law or otherwise.

                  2.12. Termination Date. For purposes of this Agreement, "Termination Date" shall mean in, the case of the Employee's death, the Employee's date of death, in the case of Good Reason, the last day of the Employee's employment and, in all other cases, the date specified in the Notice of Termination; provided, however, that if the Employee's employment is terminated by the Company for Cause or due to Disability, the date specified in the Notice of Termination shall be at least fifteen (15) days from the date the Notice of Termination is given to the Employee.

         3. Termination Of Employment.

                  3.1. If, during the term of this Agreement, the Employee's employment with the Company shall be terminated within twelve (12) months following a Change in Control, the Employee shall be entitled to the following compensation and benefits:

                           (a) If the Employee's employment with the Company
shall be terminated (1) by the Company for Cause or Disability, (2) by reason of the Employee's death or (3) by the Employee other than for Good Reason, the Company shall pay to the Employee the Accrued Compensation and, if such termination is other than by the Company for Cause, the Company shall also pay the Employee a Pro Rata Bonus.

                           (b) If the Employee's employment with the Company
shall be terminated for any reason other than as specified in Section 3.1(a), the Employee shall be entitled to the following:

                                    (i) the Company shall pay the Employee all
         Accrued Compensation and a Pro Rata Bonus;

                                    (ii) the Company shall pay the Employee as
         severance pay and in lieu of any further compensation for periods subsequent to the Termination Date, in a single payment, an amount in cash equal to the sum of (A) the Base Amount and (B) the Bonus Amount; and

                                    (iii) for a number of months equal to twelve
         (12) (the "Continuation Period"), the Company shall, at its expense, continue on behalf of the Employee and the Employee's dependents and beneficiaries the life insurance, disability, medical, dental and hospitalization benefits provided (A) to the Employee at any time during the 90-day period prior to the Change in Control or at any time thereafter or (B) to other similarly situated employees who continue in the employ of the Company during the Continuation Period. The coverage and benefits (including deductibles and costs) provided in this Section 3.1(b)(iii) during the Continuation Period shall be no less favorable to the Employee and the Employee's dependents and beneficiaries, than the most favorable of such coverages and benefits during any of the periods referred to in clauses (A) and (B) above. The Company's obligation hereunder with respect to the foregoing benefits shall be limited to the extent that the Employee obtains any such benefits pursuant to a subsequent employer's benefit plans, in which case the Company may reduce the coverage of any benefits it is required to provide the Employee hereunder as long as the aggregate coverages and benefits of the combined benefit plans are no less favorable to the Employee than the coverages and benefits required to be provided hereunder. This subsection (iii) shall not be interpreted so as to limit any benefits to which the Employee or the Employee's dependents or beneficiaries may be entitled under any of the Company's Employee benefit plans, programs or practices following the Employee's termination of employment, including without limitation, retiree medical and life insurance benefits.

                  (c) The amounts provided for in Sections 3.1(a) and 3.1(b)(i) and (ii) shall be paid in a single lump sum cash payment within forty-five (45) days after the Employee's Termination Date (or earlier, if required by applicable law).

                  (d) The Employee shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to the Employee in any subsequent employment except as provided in Section 3.1(b)(iii).

                  3.2. (a) The severance pay and benefits provided for in this
Section 3 shall be in lieu of any other severance or termination pay to which the Employee may be entitled under any Company severance or termination plan, program, practice or arrangement.

                  (b) The Employee's entitlement to any other compensation or benefits shall be determined in accordance with the Company's employee benefit plans and other applicable programs, policies and practices then in effect.

         4. Notice Of Termination. Within one (1) year following a Change in Control, any purported termination of the Employee's employment shall be communicated by Notice of Termination to the Employee. For purposes of this Agreement, no such purported termination shall be effective without such Notice of Termination.

         5. Excise Tax Limitation.

                  (a) Notwithstanding anything contained in this Agreement, in the event that any payment, benefit or distribution (within the meaning of Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the "Code")), to the Employee or for the Employee's benefit paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise in connection with, or arising out of, the Employee's employment with the Company or a Change in Control (a "Payment" or "Payments") would be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), the Payments shall be reduced (but not below zero) if and to the extent necessary so that no Payment to be made or benefit to be provided to the Employee shall be subject to the Excise Tax (such reduced Payments being hereinafter referred to as the "Limited Payment Amount"). Unless the Employee shall have given prior written notice specifying a different order to the Company to effectuate the Limited Payment Amount, the Company shall reduce or eliminate the Payments by first reducing or eliminating cash payments and then by reducing those payments or benefits which are not payable in cash, in each case in reverse order beginning with payments or benefits which are to be paid the farthest in time from the Determination (as hereinafter defined). Any notice given by the Employee pursuant to the preceding sentence shall take precedence over the provisions of any other plan, arrangement or agreement governing the Employee's rights and entitlements to any benefits or compensation.

                  (b) An initial determination as to whether the Payments shall be reduced to the Limited Payment Amount and the amount of such Limited Payment Amount shall be made, at the Company's expense, by the accounting firm that is the Company's independent accounting firm as of the date of the Change in Control or, if such firm is prohibited from performing such services by applicable law, then such accounting firm as the Company's Board of Directors or the Audit Committee thereof, shall approve (the "Accounting Firm"). The Accounting Firm shall provide its determination (the "Determination"), together with detailed supporting calculations and documentation, to the Company and the Employee within twenty (20) days of the Termination Date if applicable, or such other time as requested by the Company or by the Employee (provided the Employee reasonably believes that any of the Payments may be subject to the Excise Tax), and if the Accounting Firm determines that there is substantial authority (within the meaning of Section 6662 of the Code) that no Excise Tax is payable by the Employee with respect to a Payment or Payments, it shall furnish the Employee with an opinion reasonably acceptable to the Employee that no Excise Tax will be imposed with respect to any such Payment or Payments. Within ten (10) days of the delivery of the Determination to the Employee, the Employee shall have the right to dispute the Determination (the "Dispute"). If there is no Dispute, the Determination shall be binding, final and conclusive upon the Company and the Employee subject to the application of Section 6(c) below.

                  (c) As a result of the uncertainty in the application of Sections 4999 and 280G of the Code, it is possible that the Payments to be made to, or provided for the benefit of, the Employee either will be greater (an "Excess Payment") or less (an "Underpayment") than the amounts provided for by the limitations contained in Section 6(a). If it is established pursuant to a final determination of a court or an Internal Revenue Service (the "IRS") proceeding which has been finally and conclusively resolved that an Excess Payment has been made, such Excess Payment shall be deemed for all purposes to be a loan, to the extent permitted by applicable law, to the Employee made on the date the Employee received the Excess Payment and the Employee shall repay the Excess Payment to the Company on demand (but not less than ten (10) days after written notice is received by the Employee) together with interest on the Excess Payment at the "Applicable Federal Rate" (as defined in Section 1274(d) of the Code) from the date of the Employee's receipt of such Excess Payment until the date of such repayment. In the event that it is determined by (i) the Accounting Firm, the Company (which shall include the position taken by the Company, or together with its consolidated group, on its federal income tax return) or the IRS, (ii) pursuant to a determination by a court, or (iii) upon the resolution to the Employee's satisfaction of the Dispute that an Underpayment has occurred, the Company shall pay an amount equal to the Underpayment to the Employee within ten (10) days of such determination or resolution, together with interest on such amount at the Applicable Federal Rate from the date such amount would have been paid to the Employee until the date of payment.

         6. Successors; Binding Agreement.

                  (a) This Agreement shall be binding upon and shall inure to the benefit of the Company, its Successors and Assigns and the Company shall require any Successors and Assigns to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place.

                  (b) Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by the Employee or the Employee's beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Employee's legal personal representative.

         7. Confidential Information. Employee understands and acknowledges that his work as an employee of the Company involves access to and creation of confidential, proprietary, and trade secret information of the Company and its affiliates, consultants, customers, clients, and business associates (collectively, as defined more extensively in Exhibit "A," "Proprietary Information"). Employee acknowledges that he executed a Proprietary Information Agreement to protect Proprietary Information and that he shall continue to be bound by the Proprietary Information Agreement. A copy of the Proprietary Information Agreement is attached to this Agreement as Exhibit "A."

         8. Notice. All notices, requests, demands, and other communications hereunder shall be in writing, and shall be delivered in person, by facsimile, or by certified or registered mail with return receipt requested. Each such notice, request, demand, or other communication shall be effective (a) if delivered by hand, when delivered at the address specified in this Section; (b) if given by facsimile, when such facsimile is transmitted to the telefacsimile number specified in this Section and confirmation is received; or (c) if given by certified or registered mail, three days after the mailing thereof. Notices shall be delivered as follows:

                           If to the Company:

                           MTI Technology Corporation
                           14661 Franklin Avenue
                           Tustin, California 92780
                           Attention:  Chief Financial Officer
                           Fax:  (714) 481-4141

                           With a copy to:

                           Stradling Yocca Carlson & Rauth
                           660 Newport Center Drive, Suite 1600
                           Newport Beach, CA  92660
                           Attention:  Nick E. Yocca
                           Fax:  (949) 725-4100

                           If to the Employee:
                           TODD WILLIAMS
                           at the last residential address known by the Company

Any party may change its address by notice giving notice to the other party of a new address in accordance with the foregoing provisions.

         9. Non-Exclusivity Of Rights. Nothing in this Agreement shall prevent or limit the Employee's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company (except for any severance or termination policies, plans, programs or practices) and for which the Employee may qualify, nor shall anything herein limit or reduce such rights as the Employee may have under any other agreements with the Company (except for any severance or termination agreement). Amounts which are vested benefits or which the Employee is otherwise entitled to receive under any plan or program of the Company shall be payable in accordance with such plan or program, except as explicitly modified by this Agreement.

         10. No Implied Employment Rights. Employee acknowledges and agrees that nothing in this Agreement shall be construed to imply that his employment is guaranteed for any period of time. Employee understands that his employment is "at will," which means that either the Company or the Employee can terminate the employment relationship at any time, with or without advance notice, for any reason or no reason, with or without cause. Employee understands that the only way that his "at will" employment relationship can be altered is by a written agreement signed by the Employee and the President of the Company.

         11. Settlement Of Claims. Employee agrees that the Company's obligation to make payments provided for in this Agreement and otherwise to perform its obligations hereunder shall be reduced by any amounts owed by Employee to the Company including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company may have against Employee or others.

         12. Miscellaneous. No provision of this Agreement may be modified, waived or discharged, unless such waiver, modification or discharge is agreed to in writing and signed by the Employee and the Company. No waiver by either party hereto at any time of any breach by the other party hereto, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreement or representation, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

         13. Governing Law. This Agreement has been negotiated and executed in the State of California and is to be performed in Orange County, California. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California, including all matters of construction, validity, performance, and enforcement, without giving effect to principles of conflict of laws. Any dispute, action, litigation, or other proceeding concerning this Agreement shall be instituted, maintained, heard, and decided in Orange County, California.

         14. Severability. If any provision of this Agreement, or the application thereof in any circumstance, is or becomes illegal, invalid or unenforceable, such provision shall be deemed severable and the invalidity or unenforceability of any such provision shall not affect the validity or enforceability of the other provisions hereof.

         15. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, if any, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof.

         16. Severance And Release Agreement. The Employee's right to the severance payments under this Agreement shall be conditioned upon the Employee's execution and delivery of a release agreement in a form satisfactory to the Company, which is not revoked by the Employee.

         17. Remedies. All rights, remedies, undertakings, obligations, options, covenants, conditions, and agreements contained in this Agreement shall be cumulative and no one of them shall be exclusive of any other.

         18. Interpretation. The language in all parts of this Agreement shall be in all cases construed simply according to its fair meaning and not strictly for or against any party. Whenever the context requires, all words used in the singular will be construed to have been used in the plural, and vice versa. The descriptive headings of the sections and subsections of this Agreement are inserted for convenience only and shall not control or affect the interpretation or construction of any of the provisions herein.

         19. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         20. Further Documents and Acts. Each of the parties hereto agrees to cooperate in good faith with the other and to execute and deliver such further instruments and perform such other acts as may be reasonably necessary or appropriate to consummate and carry into effect the transactions contemplated under this Agreement.

         21. Consultation with Counsel. Employee acknowledges (a) that he has been given the opportunity to consult with counsel of his own choice concerning this Agreement, and (b) that he has read and understands the Agreement, is fully aware of its legal effect, and has entered into it freely based upon his own judgment with or without the advice of such counsel.

         EMPLOYEE ACKNOWLEDGES THAT HE HAS READ THIS AGREEMENT AND UNDERSTANDS ITS CONTENTS. EMPLOYEE FURTHER ACKNOWLEDGES THAT THE COMPANY HAS ADVISED HIM OF HIS RIGHT TO CONSULT WITH LEGAL COUNSEL OF HIS OWN CHOICE CONCERNING THIS AGREEMENT. BY SIGNING THIS AGREEMENT, EMPLOYEE AND THE COMPANY AGREE TO BE BOUND BY ALL OF THE TERMS AND CONDITIONS OF THIS AGREEMENT.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Employee has executed this Agreement as of the day and year first above written.


                                        MTI TECHNOLOGY CORPORATION

                                        By:    /s/  Scott Poteracki
                                        Title: Chief Financial Officer




                                        /s/  Todd Williams
                                        Employee Signature